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                                                                    EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) of Faroudja, Inc., pertaining to the 1995 Stock Option Plan, the 1997 Performance Stock Option Plan, the 1997 Non-Employee Directors Stock Option Plan and the 1997 Amended Employee Stock Option Plan, of our report dated January 29, 1998 with respect to the consolidated financial statements of Faroudja, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, and our report dated March 27, 1998 with respect to the financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

Palo Alto, California

April 21, 1998